Exhibit 10.1

Amendment No. 4 to the
Lincoln National Corporation
2020 Incentive Compensation Plan
Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendments No. 1, No. 2 and No. 3 thereto (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:
1.Section 4(a) of the Plan is amended in its entirety and replaced with the following:
“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 17,800,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”
2.Section 4(d)(i) of the Plan is amended in its entirety and replaced with the following:
“(d) Per-Person Award Limitations.
(i) In each fiscal year of the Corporation during any part of which the Plan is in effect, an Eligible Person (other than a non-employee director of the Corporation) may not be granted an Award under the Plan (taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year) relating to more than 2,000,000 Shares, subject to adjustment as provided in Section 10(c), under each of the following separate provisions of the Plan: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned by an Eligible Person (other than a non-employee director of the Corporation) under (A) Section 8(c) of the Plan as an Annual Incentive Award or other annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year of the Corporation during any part of which the Plan is in effect shall be $12,000,000, and (B) Section 8(b) as a Performance Award or other Award payable in cash (currently or on a deferred basis) in respect of any individual performance period shall not exceed $12,000,000 in any twelve (12)-month period, in each case, with such limits under the Plan taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year or twelve (12)-month period, as applicable.”
3.This Amendment No. 4 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.
4.In all other respects, the Plan shall remain in full force and effect.